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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) April 22, 2004
                                                         ----------------

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                            Pacific Technology, Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                           000-33487                        33-0954381
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(State or other             (Commission File Number)          (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)


26586 Guadiana, Mission Viejo, California                                 92691
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (866)571-6198
                                                    -------------


                            ------------------------
                   (Former name, if changed since last report)

                       ----------------------------------
          (Former name or former address, if changed since last report)

                                 --------------
           (Registrant's Former Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS.


     On April 22, 2004, the Registrant signed a Share Exchange Agreement with Iempower, Inc. ("IEM"), a privately held originator of student loans doing business as MyRichUncle whereby the registrant agreed to acquire all the outstanding capital stock of IEM.

Promptly after the closing of the transaction contemplated by the Share Exchange Agreement, the Registrant will change its name to MyRichUncle and adopt the MyRichUncle business plan. In addition to conditions to closing customary to such a transaction, the closing of the transaction contemplated by the Share Exchange Agreement is subject to the Registrant receiving executed subscription agreements for the sale of at least 2,500,000 Units consisting of one share of the Registrant's Common Stock and one three year callable warrant for each five and three tenths (5.3) Units to purchase one share of the Registrant's common stock at $2.00 a share. (the "Offering") The Offering is conditioned upon the receipt of a minimum of $4,000,000 of gross proceeds to the Registrant. (the "Minimum Proceeds") The Offering will be conducted pursuant to the provisions of
Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission thereunder. Accordingly, the Units will not registered and will be offered and sold only to investors who are "accredited investors" within the meaning of Regulation D.

Promptly after receiving subscriptions for the Minimum Proceeds, the Registrant will file with the Securities and Exchange Commission an Information Statement on Form 14(c) of the Securities Exchange Act of 1934 notifying those stockholders of record entitled to vote that the Registrant's controlling stockholders have approved the Share Exchange and the assumption of IEM's assets, liabilities and operations, as well as the name change from Pacific Technology to IEM.


In connection with the Closing of the transaction contemplated by the Share Exchange Agreement:

o The Registrant will issue 9,000,000 shares of its restricted Common Stock, to the security holders of IEM in exchange for 100% of the issued  and  outstanding  shares  of  capital  stock of IEM.  After the closing of the transactions contemplated by the Share Exchange Agreement and assuming the sale of 2,650,000 Units in the Offering, but not giving effect to the exercise of any of the warrants offered in connection with the Units, the existing IEM stockholders will own 59.02% of the issued and outstanding shares of capital stock of the Registrant.

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o        The Registrant shall acquire  9,325,000 shares of its common stock held by certain  officers,  directors,  and  principal  shareholders  of the
         Registrant: Stanley McCrosky, Roderick Cabahug, Michelle Mirrotto and Ryan Neely, ("Pacific Technology Management") in exchange for the all of the Corporation's 2,010,000 shares of Pacific Technology, Inc., a Nevada corporation and the Registrant's sole operating subsidiary (the "Subsidiary Exchange"). The effect of the Subsidiary Exchange will be to transfer the entire capital stock of the Registrant's subsidiary to Pacific Technology Management. Simultaneously with the closing of the Subsidiary Exchange, the Registrant intends to cancel the 9,325,000 shares of Common Stock acquired from Pacific Technology Management and return such shares to the Registrant's treasury.

o The current stockholders of the Registrant will own 3,600,000 shares of the Registrant's currently outstanding Common Stock. After the closing of the Offering, but not giving effect to the exercise of any of the Warrants offered in connection with the Units, the existing Registrant stockholders will own 23.61% of the issued and outstanding shares of capital stock of the Registrant.

o The investors purchasing Units in the Offering will own 2,650,000 shares of the Registrant's newly issued Common Stock. After the closing of the Offering, but not giving effect to the exercise of any of the Warrants or the exercise of any options or warrants granted to Registrant employees, the investors purchasing Units in the Offering will own 17.38% of the issued and outstanding shares of capital stock of the Registrant.


         The Registrant believes that this transaction is in the best interest of the registrant. However, there is no guarantee that the Registrant will be able to consummate the transaction with IEM or the related transactions, or that, if consummated, such transactions will increase the value of its common stock. The Registrant intends to continue its business of distributing and selling optical storage items, such as CD-R and DVD-R products and accessories, until such time as the transactions are consummated.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Pacific Technology, Inc.


April 27, 2004                  By: /s/ Roderick Cabahug
                                  -------------------------------------
                                        Roderick Cabahug, President




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